As filed with the Securities and Exchange Commission on September 25, 1996
                                                 Registration No. 333-
                                                                      ----------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                 THE NORTH FACE, INC.
                (Exact name of registrant as specified in its charter)

         Delaware                                               94-3204082
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                 2013 FARALLON DRIVE
                            SAN LEANDRO, CALIFORNIA 94577
      (Address, including zip code, of Registrant's principal executive offices)

        THE NORTH FACE, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                    THE NORTH FACE, INC. 1996 STOCK INCENTIVE PLAN
                    THE NORTH FACE, INC. 1995 STOCK INCENTIVE PLAN
         TNF HOLDINGS COMPANY, INC. (RENAMED THE NORTH FACE, INC.) 1994 STOCK
                                    INCENTIVE PLAN
                              (Full titles of the plans)

                                   ROXANNA PRAHSER
                               Chief Financial Officer
                                The North Face, Inc..
                                 2013 Farallon Drive
                            San Leandro, California  94577
                                    (510) 618-3500
(Name, address and telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE


Title of           Amount              Proposed            Proposed            Amount of
Securities to be   to be               Maximum Offering    Maximum Aggregate   Registration
Registered         Registered (1)      Price Per Share (2) Offering Price (2)  Fee
- --------------------------------------------------------------------------------------------
Common Stock,      1,874,652           $13.352781          $25,031,817.61      $8,631.67
$0.0025 par value
- --------------------------------------------------------------------------------------------


(1) Includes 100,000 shares to be registered under the 1996 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), 683,950 shares to be registered under the 1996 Stock Incentive Plan (the "1996 Plan"), 248,640 shares to be registered under the 1995 Stock Incentive Plan (the "1995 Plan"), and 842,062 shares to be registered under the 1994 Stock Incentive Plan (the "1994 Plan).

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to 72,150 shares subject to outstanding options to purchase Common Stock under the 1996 Plan, 248,640 shares subject to outstanding options to purchase Common Stock under the 1995 Plan, and 842,062 shares subject to outstanding options to purchase Common Stock under the 1994 Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h), under which the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of (i) the 72,150 shares subject to outstanding options under the 1996 Plan is $9.60, (ii) the 248,640 shares subject to outstanding options under the 1995 Plan is $4.2989, and (iii) the 842,062 shares subject to outstanding options under the 1994 Plan is $0.9021. With respect to the 100,000 shares of Common Stock available for future grant under the Directors Plan and 611,800 shares of Common Stock available for future grant under the 1996 Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on September 23, 1996, which average was $31.625. The number referenced in the table above under "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

    (a) The Prospectus dated July 2, 1996 filed on July 3, 1996, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") in connection with Registrant's Registration Statement on Form S-1 (File No. 333-04107) and amendments thereto.

    (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, filed on August 14, 1996, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

    (c) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 1996, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

    Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

    Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Restated Certificate of Incorporation contains such a provision.

    The Company's Restated Certificate of Incorporation provides that the Company shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the Restated Certificate of Incorporation also permits the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    EXHIBIT
    NUMBER

    5.1       Opinion of Crosby, Heafey, Roach & May as to legality of
              securities being registered
    10.9*     TNF Holdings Company, Inc. 1994 Stock Incentive Plan [TNF
              Holdings Company, Inc. changed its name to The North Face, Inc.
              on June 8, 1994.]
    10.10*    The North Face, Inc. 1995 Stock Incentive Plan
    10.11*    The North Face, Inc. 1996 Stock Incentive Plan
    10.13*    The North Face, Inc. 1996 Stock Option Plan for Non-Employee
              Directors
    23.1      Consent of Deloitte & Touche LLP, Independent Auditors
    23.2      Consent of Counsel (contained in Exhibit 5.1)
    24.1      Power of Attorney (contained on signature pages)

*   Incorporated by reference respectively to Exhibits 10.9, 10.10, 10.11 and
    10.13 included with the Registrant's Amendment No. 2, filed with the Securities and Exchange Commission on June 24, 1996, to Registration Statement on Form S-1 (File No. 333-04107).

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant, The North Face, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Leandro, State of California, on this 20th day of September, 1996.

                                       THE NORTH FACE, INC.

Dated: September 20, 1996              By: /s/ Roxanna Prahser
                                           ------------------------------------
                                            Roxanna Prahser
                                            Chief Financial Officer
                                            (Principal Financial Officer of
                                            the registrant)

                                       By: /s/ Marsden S. Cason
                                           ------------------------------------
                                            Marsden S. Cason
                                            Chief Executive Officer

                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Marsden S. Cason and Roxanna Prahser, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

    Signature                Title                              Date

/s/Marsden S. Cason       Chief Executive Officer          September 20, 1996
- -------------------------- and Director
Marsden S. Cason

/s/ William N. Simon      President and Director           September 20, 1996
- --------------------------
William N. Simon

/s/ Roxanna Prahser       Chief Financial Officer          September  20, 1996
- --------------------------
Roxanna Prahser

/s/ Ray E. Newton, III    Director                         September  23, 1996
- --------------------------
Ray E. Newton, III

                          Director                         September    , 1996
- --------------------------
Peter M. Castleman

/s/ William Laverack, Jr. Director                         September  23, 1996
- --------------------------
William Laverack, Jr.

                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549
                           --------------------------------

                                       EXHIBITS
                           --------------------------------

                          Registration Statement on Form S-8

                                 The North Face, Inc.



                                  INDEX TO EXHIBITS


    EXHIBIT
    NUMBER

    5.1       Opinion of Crosby, Heafey, Roach & May Professional Corporation
              as to legality of securities being registered
    10.9*     TNF Holdings Company, Inc. 1994 Stock Incentive Plan [TNF
              Holdings Company, Inc. changed its name to The North Face, Inc.
              on June 8, 1994.]
    10.10*    The North Face, Inc. 1995 Stock Incentive Plan
    10.11*    The North Face, Inc. 1996 Stock Incentive Plan
    10.13*    The North Face, Inc. 1996 Stock Option Plan for Non-Employee
              Directors
    23.1      Consent of Deloitte & Touche LLP, Independent Auditors
    23.2      Consent of Counsel (contained in Exhibit 5.1)
    24.1      Power of Attorney (contained on signature pages)


*   Incorporated by reference respectively to Exhibits 10.9, 10.10, 10.11 and
    10.13 included with the Registrant's Amendment No. 2, filed with the Securities and Exchange Commission on June 24, 1996, to Registration Statement on Form S-1 (File No. 333-04107).